UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Asset Acceptance Capital Corp. (the “Company”) held its annual meeting of shareholders on May 10, 2012. At the annual meeting, the Company’s shareholders voted on the following matters, with the final voting results shown below for each matter voted upon:

(1)	The below-named nominees to the Board of Directors of the Company were each elected for a term ending with the Company’s 2015 annual meeting of shareholders:

	Number of Votes
Nominee	For	Withheld	Broker Non-Votes
Jennifer L. Adams	23,689,106	5,092,586	1,324,942
Donald Haider	24,109,583	4,672,109	1,324,942
H. Eugene Lockhart	23,980,193	4,801,499	1,324,942

(2)	The Asset Acceptance Capital Corp. 2012 Stock Incentive Plan was approved.

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
27,465,495	928,504	387,693	1,324,942

(3)	The selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012 was ratified.

Number of Votes For	Number of Votes Against	Number of Abstentions
29,990,291	115,053	1,290

The Company had 30,684,552 shares of common stock outstanding as of the March 15, 2012 record date for the meeting, 30,106,634 of which were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2012	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President and General Counsel

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